                                                                   EXHIBIT 10.24


                     AMENDED AND RESTATED VOTING AGREEMENT
                     -------------------------------------


          THIS AMENDED AND RESTATED VOTING AGREEMENT is made as of the 12th day of November, 1997, by and among CitySearch, Inc., a Delaware corporation (the "Company"), the holders of the Series B Preferred Stock of the Company (the "Series B Holders"); the purchasers of shares of Series C Preferred Stock of the Company (the "Series C Holders") pursuant to the Series C Preferred Stock Purchase Agreement, dated as of May 15, 1996; the purchasers of shares of Series D Preferred Stock of the Company (the "Series D Holders") pursuant to (i) the Series D Preferred Stock Purchase Agreement, dated as of December 13, 1996, as amended from time to time, (ii) the Series D Preferred Stock Purchase Agreement, dated as of June 23, 1997, as amended from time to time, and (iii) the Series D Preferred Stock Purchase Agreement, dated July 18, 1997, as amended from time to time; the purchasers of shares of Series E Preferred Stock of the Company (the "Series E Holders') pursuant to the Series E Stock Purchase Agreement, as amended from time to time, dated as of November 12, 1997 (the "Series E Agreement"); NationsBanc Montgomery Securities, Inc. and certain holders of the Company's Series A Preferred Stock and Common Stock listed on Schedule A attached hereto (the "Common Stock Holders," and together with the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders, the "Stockholders").

          WHEREAS, the Company and the Series B Holders, the Series C Holders, the Series D Holders and the Common Stock Holders are parties to a Voting Agreement, dated May 15, 1996 (the "Original Agreement").

          WHEREAS, the Company has requested and the holders of a majority-in-interest of the Series C Preferred Stock and the holders of a majority-in-interest of the Shares (as defined in the Original Agreement) have agreed, pursuant to Section 11 of the Original Agreement, to amend and restate in its entirety the Original Agreement, in the manner set forth herein. All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series E Agreement and the Fifth Amended and Restated Stockholders' Agreement dated November 12, 1997.

          NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1.   Agreement to Vote.  During the term of this Agreement, the
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Stockholders agree to vote all of the shares of the Company's voting securities now or thereafter owned by them, whether beneficially or otherwise (the "Shares"), at any regular or special meeting of stockholders of the Company, or, in lieu of any such meeting, to have their written consent, in the election or removal of certain directors of the Company as provided in this Agreement.

          2.   Election of Directors.  From and after the closing date of a
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Qualified IPO, and the conversion of all outstanding shares of Series C
Preferred Stock (the "Series C Preferred") into Common Stock of the Company in connection therewith, the Stockholders shall vote all shares of the Company's capital stock held by them to elect the number of designees (the "Series C Directors") selected by the holders of a majority of the outstanding shares of Series C Preferred immediately prior to such closing (the "Series C Holders") as provided below. The number of Series C Directors shall equal one (1) member of the Board. At such time as any other stockholder or stockholders, voting as a separate class, are entitled, by virtue of a right granted by the Company to elect two (2) or more directors, the number of Series C Directors shall be increased to equal the number of directors such stockholder or stockholders are entitled to elect.

          3.   Replacement of Director.  In the event of any termination or
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resignation of any Series C Director, the Stockholders agree to vote their
Shares as required to cause such vacancy to be filled by a designee of the Series C Holders in accordance with the provisions of Section 2 hereof.

          4.   Successors in Interest of the Parties.
               -------------------------------------

          (a) The provisions of the Agreement shall be binding upon the successors in interest of the Stockholders to any of the Shares. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such securities is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Voting Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

          (b) Each certificate representing any Shares issued after the date of this Agreement shall be endorsed by the Company with a legend reading substantially as follows:

     THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT DATED AS AMENDED AND RESTATED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

          5.   Covenants of the Company.  The Company agrees to use its best
               ------------------------
efforts to ensure that the rights given to holders of Series C Preferred hereunder are effective and that such holders enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the Series C Directors as provided in
Section 2. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Series C Holders assuming exercise and conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

The Company further covenants and agrees that it shall require all persons or entities to whom it issues any voting securities after the date of this Agreement and prior to a Qualified IPO to become parties to this Voting Agreement as a condition to the issuance of such securities.

          6.   Grant of Proxy.  Should the provisions of this Voting Agreement
               --------------
be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and, to the extent permitted by law, shall be irrevocable for the term of this Voting Agreement.

          7.   Specific Enforcement.  It is agreed and understood that monetary
               --------------------
damages would not adequately compensate an injured Series C Holder for the breach of this Voting Agreement by any Stockholder, that his Voting Agreement shall be specifically enforceable, and that any breach or threatened breach of this Voting Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Stockholder hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          8.   Manner of Voting.  The voting of Shares pursuant to this Voting
               ----------------
Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

          9.   Termination.
               -----------

               (a) This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the date the Series C Holders shall hold less than seven and one-half percent (7.5%) of the then outstanding Common Stock of the Company (on an as-converted to Common Stock basis) or (ii) the date, if it occurs prior to a Qualified IPO, that the right of the holders of Series C Preferred to elect a specified number of directors to the Board pursuant to the provisions set forth in the Company's Restated Certificate of Incorporation is terminated.

               (b) Upon termination of this Agreement, the Directors shall be elected in accordance with the Bylaws and the Restated Certificate of Incorporation of the Company.

          10.  Third Party Beneficiaries.  The holders of Series C Preferred
               -------------------------
shall be considered third party beneficiaries under this Agreement.

          11.  Amendments and Waivers.  Any term hereof may be amended and in
               ----------------------
observance of any term hereof may be waived (either generally or in a particular provision and either retroactively or prospectively) only with the written consent of the Company, the holders of a majority-in-interest of the Series C Holders and the holders of a majority-in-interest of the Shares. Any amendment or waiver so effected shall be binding upon the parties hereof.

          12.  Stock Splits, Stock Dividends, etc.  In the event of any stock
               ----------------------------------
split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Shares shall become Shares for purposes of the Agreement and shall be endorsed with the legend set forth in Section 4(b) hereof.

          13.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but with any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          14.  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware as applied to contracts among Delaware residents entered into and to be performed entirely within Delaware.

          15.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
in this Agreement, the provisions, hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          17.  Notices.  All notices required or permitted hereunder shall be in
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writing and shall be deemed effectively given upon personal deliver to the party to be notified or five (5) days after deposit in the Untied States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

          18.  Additional Parties.  The parties hereto acknowledge and agree
               ------------------
that it is contemplated that persons and entities who are issued voting securities of the Company subsequent to the date of this Agreement shall be made parties to this Agreement. Upon execution of this Agreement, such persons and entities shall be considered "Stockholders" for all purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year first above written.

The Company:                  CitySearch, Inc.,
                                  a Delaware corporation


                              By:
                                  -------------------------

                              Title:
                                    -----------------------



The Stockholders:
                              -----------------------------
                              Name

                              -----------------------------
                              Signature

                              -----------------------------
                              Title, if Entity



The Series C Preferred Stock Holders:

                              -----------------------------
                              Name

                              -----------------------------
                              Signature

                              -----------------------------
                              Title, if Entity